UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 17, 2008

Commission	Registrant, State of Incorporation,	I.R.S. Employer
File Number	Address and Telephone Number	Identification No.
1-3375	South Carolina Electric & Gas Company	57-0248695
(a South Carolina corporation)
1426 Main Street, Columbia, South Carolina 29201

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01               OTHER EVENTS

South Carolina Electric & Gas Company (SCE&G) entered into an underwriting agreement dated June 17, 2008 (the “Underwriting Agreement”), between South Carolina Electric & Gas Company and Wachovia Capital Markets, LLC, individually and acting as representative for the underwriters named therein, related to the sale of $110 million of SCE&G’s First Mortgage Bonds, 6.05% Series due January 15, 2038 (the “Bonds”).

This Current Report on Form 8-K is being filed for the purpose of filing exhibits to the Registration Statement (File No. 333-145208-01) relating to the offering of the Bonds. A copy of the Underwriting Agreement is filed as Exhibit 1.01 and certain information relating to Item 14 - “Other Expenses of Issuance and Distribution”, relating to Registration Statement (File No. 333-145208-01) is filed as Exhibit 99.01.

Item 9.01               FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

1.01

Underwriting Agreement dated June 17, 2008 between South Carolina Electric & Gas Company and Wachovia Capital Markets, LLC, individually and acting as representative for the underwriters named therein.

	99.01	Information Relating to Item 14 – Other Expenses of Issuance and Distribution, relating to Registration Statement (File No. 333-145208-01).

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

South Carolina Electric & Gas Company
(Registrant)

June 18, 2008	By:	/s/James E. Swan, IV
James E. Swan, IV
Controller